SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HURON CONSULTING GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-0666114
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

550 West Van Buren Street, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-115434

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $.01 per share

(Title of Class)

Item 1.    Description of Registrant’s Securities To Be Registered.

Huron Consulting Group Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $.01 per share, to be registered hereunder set forth under the heading “Description of capital stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-115434), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on May 13, 2004, as thereafter amended and supplemented.

Item 2.    Exhibits.    The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description

3.1*	Form of Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc.

3.2*	Form of Bylaws of Huron Consulting Group Inc.

4.1*	Form of Specimen Stock Certificate

4.2*	Restricted Shares Award Agreement, dated December 10, 2002, between Huron Consulting Group Inc., Huron Consulting Services LLC (formerly known as Huron Consulting Group LLC), HCG Holdings LLC and Gary E. Holdren.

4.3*	Form of Registration Rights Agreement between Huron Consulting Group Inc. and HCG Holdings LLC.

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-115434).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 6, 2004	HURON CONSULTING GROUP INC.

	By:	/s/ Natalia Delgado
	Name: Title:	Natalia Delgado General Counsel and Corporate Secretary